UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2005

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Forsyth Street, Suite 200 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ONLY THOSE ITEMS AMENDED ARE REPORTED HEREIN.

The registrant hereby amends its Current Report on Form 8-K dated June 1, 2005 as follows:

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

1.	Audited Combined Historical Summary of Revenue and Certain Expenses for the Year Ended December 31, 2004 and the unaudited Historical Summaries of Combined Revenue and Certain Expenses for the Three Months Ended March 31, 2005 and 2004 as attached as Exhibit 99.2 to this report.

(b)	Pro Forma Financial Information.

The pro forma financial information of the Company as attached as Exhibit 99.1

(c)	Exhibits.

See the Exhibit Index attached hereto and incorporated herein by reference

Exhibit	Description
10.1*	275,000,000 Credit Agreement dated as of June 1, 2005 by and among Regency Centers, L.P. as Borrower, Regency Centers Corporation as Guarantor, each of the Lenders signatory thereto, and Wells Fargo Bank, National Association, as Agent.

10.2*	Amended and Restated Limited Liability Company Agreement dated as of June 1, 2005 by and among Regency Centers, L.P., Macquarie CountryWide (US) No. 2 LLC, Macquarie-Regency Management, LLC, Macquarie CountryWide (US) No. 2 Corporation and Marquarie CountryWide Management Limited.

23.1	Consent of PricewaterhouseCoopers, LLP

99.1	Unaudited Pro Forma Consolidated Financial Statements

99.2	Audited Combined Historical Summary of Revenue and Certain Expenses for the Year Ended December 31, 2004 and the unaudited Historical Summaries of Combined Revenue and Certain Expenses for the Three Months Ended March 31, 2005 and 2004 as attached to this report.

*	To be filed as an exhibit to the applicable periodic report or registration statement pursuant to Regulation S-K 601.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

Date: July 19, 2005	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President, Finance and Principal Accounting Officer